Exhibit 99.1
ThredUp Announces First Quarter 2024 Results
•First quarter revenue of $79.6 million, representing an increase of 5% year-over-year.
•First quarter gross margin of 69.5% and an increase in gross profit of 8% year-over-year.
•Active Buyers of 1.7 million and Orders of 1.7 million in Q1 2024, representing an increase of 4% and an increase of 9%, respectively, year-over-year.
•Issued an updated 2024 financial outlook, including positive adjusted EBITDA margin in the range of 2.0% to 4.0% and positive free cash flow on an annual basis.
Oakland, CA — May 6, 2024 — ThredUp Inc. (Nasdaq: TDUP, LTSE: TDUP), one of the largest online resale platforms for apparel, shoes, and accessories, announced today its financial results for the first quarter ended March 31, 2024 and updated full year 2024 financial outlook.
“We delivered another quarter of strong financial performance, demonstrating healthy gross profit growth and bottom-line leverage,” said ThredUp CEO and co-founder James Reinhart. “Looking ahead, we are focused on reshaping ThredUp into an AI-powered resale company by increasing investments in product, operations, and marketing, while reducing operating expenses and accelerating our path to free cash flow.”
First Quarter 2024 Financial Highlights
•Revenue: Total revenue of $79.6 million, an increase of 5% year-over-year.
•Gross Profit and Gross Margin: Gross profit totaled $55.3 million, representing an increase of 8% year-over-year. Gross margin was 69.5% as compared to 67.3% for the first quarter 2023.
•Net Loss: Net loss was $16.6 million, or a negative 20.8% of revenue, for the first quarter 2024, compared to a net loss of $19.8 million, or a negative 26.1% of revenue, for the first quarter 2023.
•Adjusted EBITDA Loss and Adjusted EBITDA Loss Margin1: Adjusted EBITDA loss was $0.7 million, or a negative 0.9% of revenue, for the first quarter 2024, compared to an Adjusted EBITDA loss of $6.6 million, or a negative 8.7% of revenue, for the first quarter 2023.
•Active Buyers and Orders: Active Buyers of 1.729 million and Orders of 1.651 million, representing an increase of 4% and an increase of 9%, respectively, over the first quarter 2023.
1 Adjusted EBITDA loss and Adjusted EBITDA loss margin are non-GAAP measures. See “Reconciliation of GAAP to Non-GAAP Financial Measures” for a detailed reconciliation of Adjusted EBITDA loss and Adjusted EBITDA loss margin to the most directly comparable GAAP measures and “Non-GAAP Financial Measures” for a discussion of why we believe these non-GAAP measures are useful.

Recent Business Highlights
•Reorganization to Support AI-Driven Operating Model: ThredUp reorganized several parts of the business, enabling it to take advantage of the emergent technological shifts in generative AI, which the company believes uniquely benefit its single-SKU model. As part of its strategic realignment, the company reduced its annualized operating expenses by approximately $17 million and its global corporate headcount by approximately 20%. As a result, the company will invest more in AI product developments, boost processing in its distribution centers, and increase marketing spend.
•AI Innovation: ThredUp launched a new AI search experience, as well as two new AI-powered tools that allow customers to thrift any style that inspires them.
•Launched Online Concept Store: As ThredUp accelerates its innovation pipeline, the company launched thredup.com/concept, an online concept store that provides a first look at new and upcoming product features and enhancements in its marketplace.
•Hired a New General Manager in Europe: ThredUp announced the appointment of Florin Filote as the company’s General Manager of Europe. Florin brings nearly two decades of experience in retail and ecommerce with an emphasis on building and scaling marketplace businesses and will oversee the company’s European business operations, which currently span nine countries in Central and Eastern Europe.
•Resale-as-a-Service® (RaaS®): ThredUp continued to grow its RaaS client roster, launching eight new resale programs with brands including ELOQUII, Veda, and Goldie. The company is looking to expand its RaaS footprint in Europe.
•Published 12th Annual Resale Report: In partnership with GlobalData, ThredUp released the results of its 2024 Resale Report, revealing that the U.S. secondhand market grew 7 times faster than the broader retail clothing market in 2023 and is set to reach $73 billion by 2028. The report also includes new insights about trends driving online resale’s growth, momentum in branded resale, and a special section about the government’s role in reducing fashion’s impact.
Financial Outlook
For the second quarter 2024, ThredUp expects:
•Revenue in the range of $81.0 million to $83.0 million.
•Gross margin in the range of 71.0% to 73.0%, representing gross profit dollar growth of 6% year over year at the midpoint of revenue and gross margin guidance.
•Adjusted EBITDA margin in the range of 1.0% to 3.0%.
For the full fiscal year 2024, ThredUp expects:
•Revenue in the range of $328.0 million to $338.0 million.
•Gross margin in the range of 71.0% to 72.0%, representing gross profit dollar growth of 11% year over year at the midpoint of revenue and gross margin guidance.
•Adjusted EBITDA margin in the range of 2.0% to 4.0%.

ThredUp is not providing a quantitative reconciliation of forward-looking guidance of the Non-GAAP measure Adjusted EBITDA loss to net loss because certain items are out of ThredUp’s control or cannot be reasonably predicted. Historically, these items have included, but are not limited to, stock-based compensation expense, depreciation and amortization, severance and other, interest expense, provision (benefit) for income taxes, acquisition and offering-related expenses, and impairment of non-marketable equity investment. Accordingly, a reconciliation for Adjusted EBITDA loss in order to calculate forward-looking Adjusted EBITDA loss margin is not available without unreasonable effort. However, for the second quarter of 2024 and full year 2024, depreciation and amortization is expected to be $5.0 million and $19.7 million, respectively. In addition, for the second quarter of 2024 and full year 2024, stock-based compensation expense is expected to be $7.2 million and $28.7 million, respectively. These items are uncertain, depend on various factors, and could result in projected net loss being materially less than is indicated by the currently estimated Adjusted EBITDA loss margin.
ThredUp is not providing a quantitative reconciliation for free cash flow estimates on a forward-looking basis because it is unable, without making unreasonable efforts, to provide a meaningful or reasonably accurate calculation or estimation of net cash provided by (used in) operating activities and certain reconciling items on a forward-looking basis, which could be significant to the Company's results.
Conference Call and Webcast Information
•The live and archived webcast and all related earnings materials will be available at ThredUp’s investor relations website: ir.thredup.com/news-events/events-and-presentations.

ThredUp Inc.
Condensed Consolidated Balance Sheets
(unaudited)

	March 31, 2024	December 31, 2023
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$50,112	$56,084
Marketable securities	12,399	8,100
Accounts receivable, net	6,929	7,813
Inventory	11,582	15,687
Other current assets	5,834	6,204
Total current assets	86,856	93,888
Operating lease right-of-use assets	47,138	42,118
Property and equipment, net	85,083	87,672
Goodwill	11,677	11,957
Intangible assets	7,329	8,156
Other assets	6,196	6,176
Total assets	$244,279	$249,967
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,133	$9,457
Accrued and other current liabilities	37,541	35,934
Seller payable	21,037	21,495
Operating lease liabilities, current	5,517	5,949
Current portion of long-term debt	3,843	3,838
Total current liabilities	77,071	76,673
Operating lease liabilities, non-current	49,750	44,621
Long-term debt, net of current portion	21,044	22,006
Other non-current liabilities	2,884	2,750
Total liabilities	150,749	146,050
Commitments and contingencies
Stockholders’ equity:
Class A and B common stock, $0.0001 par value; 1,120,000 shares authorized as of March 31, 2024 and December 31, 2023; 110,217 and 108,784 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	11	11
Additional paid-in capital	592,193	585,156
Accumulated other comprehensive loss	(3,245)	(2,375)
Accumulated deficit	(495,429)	(478,875)
Total stockholders’ equity	93,530	103,917
Total liabilities and stockholders’ equity	$244,279	$249,967

ThredUp Inc.
Condensed Consolidated Statements of Operations
(unaudited)

	Three Months Ended
	March 31, 2024	March 31, 2023
	(in thousands, except per share amounts)
Revenue:
Consignment	$61,225	$46,479
Product	18,363	29,443
Total revenue	79,588	75,922
Cost of revenue:
Consignment	10,502	9,220
Product	13,760	15,609
Total cost of revenue	24,262	24,829
Gross profit	55,326	51,093
Operating expenses:
Operations, product, and technology	41,051	38,347
Marketing	13,413	16,870
Sales, general, and administrative	17,573	16,059
Total operating expenses	72,037	71,276
Operating loss	(16,711)	(20,183)
Interest expense	(677)	(77)
Other income, net	845	476
Loss before provision for income taxes	(16,543)	(19,784)
Provision for income taxes	11	9
Net loss	$(16,554)	$(19,793)
Loss per share, basic and diluted	$(0.15)	$(0.19)
Weighted-average shares used in computing loss per share, basic and diluted	109,292	101,984

ThredUp Inc.
Condensed Consolidated Statements of Comprehensive Loss
(unaudited)

	Three Months Ended
	March 31, 2024	March 31, 2023
	(in thousands)
Net loss	$(16,554)	$(19,793)
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	(864)	544
Unrealized gain (loss) on available-for-sale securities	(6)	610
Total other comprehensive income (loss)	(870)	1,154
Total comprehensive loss	$(17,424)	$(18,639)

ThredUp Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Three Months Ended
	March 31, 2024	March 31, 2023
	(in thousands)
Cash flows from operating activities:
Net loss	$(16,554)	$(19,793)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	4,933	3,681
Stock-based compensation expense	7,211	9,391
Reduction in carrying amount of right-of-use assets	1,667	1,207
Other	28	41
Changes in operating assets and liabilities:
Accounts receivable, net	815	1,010
Inventory	3,825	(3,157)
Other current and non-current assets	312	22
Accounts payable	(223)	4,102
Accrued and other current liabilities	1,742	(1,851)
Seller payable	(442)	1,696
Operating lease liabilities	(1,986)	(2,062)
Other non-current liabilities	65	1,255
Net cash provided by (used in) operating activities	1,393	(4,458)
Cash flows from investing activities:
Purchases of marketable securities	(8,665)	—
Maturities of marketable securities	4,500	24,579
Purchases of property and equipment	(1,620)	(5,679)
Net cash provided by (used in) investing activities	(5,785)	18,900
Cash flows from financing activities:
Repayment of debt	(1,000)	(1,000)
Proceeds from issuance of stock-based awards	727	446
Payments of withholding taxes on stock-based awards	(1,207)	(638)
Net cash used in financing activities	(1,480)	(1,192)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(115)	(540)
Net change in cash, cash equivalents, and restricted cash	(5,987)	12,710
Cash, cash equivalents, and restricted cash, beginning of period	61,469	44,051
Cash, cash equivalents, and restricted cash, end of period	$55,482	$56,761

ThredUp Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited)

Adjusted EBITDA Reconciliation
	Three Months Ended
	March 31, 2024	March 31, 2023
	(in thousands)
Net loss	$(16,554)	$(19,793)
Stock-based compensation expense	7,211	9,391
Depreciation and amortization	4,933	3,681
Severance and other	2,986	—
Interest expense	677	77
Provision for income taxes	11	9
Non-GAAP Adjusted EBITDA loss	$(736)	$(6,635)
Total revenue	79,588	75,922
Non-GAAP Adjusted EBITDA loss margin	(0.9)%	(8.7)%

Free Cash Flow Reconciliation
	Three Months Ended
	March 31, 2024	March 31, 2023
	(in thousands)
Net cash provided by (used in) investing activities	$1,393	$(4,458)
Less: Purchases of property and equipment	(1,620)	(5,679)
Non-GAAP free cash flow	$(227)	$(10,137)

Investors
ir@thredup.com
Media
media@thredup.com
About ThredUp
ThredUp is transforming resale with technology and a mission to inspire the world to think secondhand first. By making it easy to buy and sell secondhand, ThredUp has become one of the world's largest online resale platforms for apparel, shoes and accessories. Sellers enjoy ThredUp because we make it easy to clean out their closets and unlock value for themselves or for the charity of their choice while doing good for the planet. Buyers enjoy shopping value, premium and luxury brands all in one place, at up to 90% off estimated retail price. Our proprietary operating platform is the foundation for our managed marketplace and consists of distributed processing infrastructure, proprietary software and systems and data science expertise. With ThredUp’s Resale-as-a-Service, some of the world's leading brands and retailers are leveraging our platform to deliver customizable, scalable resale experiences to their customers. ThredUp has processed over 172 million unique secondhand items from 55,000 brands across 100 categories. By extending the life cycle of clothing, ThredUp is changing the way consumers shop and ushering in a more sustainable future for the fashion industry.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws, which are statements that involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential”, “looking ahead” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements in this release include, but are not limited to, guidance on financial results for the second quarter and full year of 2024; statements about future operating results, capital expenditures and other developments in our business in the U.S. and Europe and our long term growth; trends, consumer demand and growth in the global and U.S. online resale markets; the momentum of our business; our investments in technology and infrastructure, including with respect to AI technologies; our ability to successfully integrate and realize the benefits of our past or future strategic acquisitions, investments or reorganization activities, including our intention to reshape ThredUp into an AI-powered resale company; the impact, including on an annualized basis, of our reduction in corporate expenses and headcount; the success and expansion of our RaaS® model and the timing and plans for future RaaS® clients; and our ability to attract new Active Buyers.

Forward-looking statements are neither historical facts nor assurances of future performance. Forward-looking statements involve substantial risks and uncertainties that may cause actual results to differ materially from those that we expect. These risks and uncertainties include, but are not limited to: our reorganization actions may not have the desired effects on our business, and may lead to potential litigation or similar actions and could adversely impact our business, results of operations and financial condition; our ability to attract new users and convert users into buyers and active buyers; our ability to achieve profitability; the sufficiency of our cash, cash equivalents and capital resources to meet our liquidity needs; our ability to effectively manage or sustain our growth and to effectively expand our operations; our ability to continue to generate revenue from new RaaS® offerings as sources of revenue; risks from an intensely competitive market; our ability to effectively deploy new and evolving technologies, such as artificial intelligence and machine learning, in our offerings; risks arising from economic and industry trends, including the effects of foreign currency exchange rate fluctuations, inflationary pressures, increased interest rates, changing consumer habits, climate change and general global economic uncertainty; our ability to comply with applicable laws and regulations; and our ability to successfully integrate and realize the benefits of our past or future strategic acquisitions or investments. More information on these risks and other potential factors that could affect the Company’s business, reputation, results of operations, financial condition, and stock price is included in the Company’s filings with the Securities and Exchange Commission (“SEC”), including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. The forward-looking statements in this release are based on information available to us as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as required by law. These forward-looking statements should not be relied upon as representing ThredUp’s views as of any date subsequent to the date of this press release.
Additional information regarding these and other factors that could affect ThredUp's results is included in ThredUp’s SEC filings, which may be obtained by visiting our Investor Relations website at ir.thredup.com or the SEC's website at www.sec.gov.
Channels for Disclosure of Information
ThredUp intends to announce material information to the public through the ThredUp Investor Relations website ir.thredup.com, SEC filings, press releases, public conference calls, and public webcasts. ThredUp uses these channels, as well as social media, to communicate with its investors, customers, and the public about the company, its offerings, and other issues. It is possible that the information ThredUp posts on social media could be deemed to be material information. As such, ThredUp encourages investors, the media, and others to follow the channels listed above, including the social media channels listed on ThredUp’s investor relations website, and to review the information disclosed through such channels.
Non-GAAP Financial Measures and Other Operating and Business Metrics

This press release and the accompanying tables contain non-GAAP financial measures, including: Adjusted EBITDA loss and Adjusted EBITDA loss margin, free cash flow and other operating and business metrics. In addition to our results determined in accordance with GAAP, we believe that these non-GAAP measures and other operating and business metrics, are useful in evaluating our operating performance and enhancing an overall understanding of our financial position. We use these measures and metrics to evaluate and assess our operating performance, and for internal planning and forecasting purposes. We believe that these non-GAAP measures, when taken collectively with our GAAP results, may be helpful to investors because they provide consistency and comparability with past financial performance and assist in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. Our non-GAAP measures and other operating and business metrics are presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP and may be different from similarly-titled non-GAAP measures and other operating and business metrics used by other companies.
We encourage investors to review our results determined in accordance with GAAP and the accompanying reconciliations for more information.
A reconciliation is provided above for Adjusted EBITDA loss to net loss, the most directly comparable financial measure stated in accordance with GAAP. We calculate Adjusted EBITDA loss as net loss adjusted to exclude, where applicable in a given period, stock-based compensation expense, depreciation and amortization, severance and other reorganization costs, interest expense, and provision for income taxes. Non-GAAP Adjusted EBITDA loss margin represents Non-GAAP Adjusted EBITDA loss divided by total revenue for the same period.
A reconciliation is provided above for free cash flow to cash flows from operations, the most directly comparable financial measure stated in accordance with GAAP. We calculate free cash flow as Net cash provided by (used in) operating activities adjusted to exclude Purchases of property and equipment.
An Active Buyer is a ThredUp buyer who has made at least one purchase in the last twelve months. A ThredUp buyer is a customer who has created an account and purchased in our marketplaces, including through our RaaS® clients, and is identified by a unique email address. A single person could have multiple ThredUp accounts and count as multiple Active Buyers.
Orders are defined as the total number of orders placed by buyers across our marketplaces, including through our RaaS® clients, in a given period, net of cancellations.